EMPLOYMENT AGREEMENT
  This Agreement made effective as of July 24, 1996 by and between CUC International Inc. (the "Company"), a Delaware corporation, and Kenneth A. Williams ("Executive").


                              I
                         EMPLOYMENT

     The Company agrees to employ the Executive and the Executive agrees to be employed by the Company for the Period of Employment as provided in Section III.A below and upon the terms and conditions provided in the Agreement.


                             II
                POSITION AND RESPONSIBILITIES

  During the Period of Employment, the Executive agrees to serve as a director and the Chief Executive Officer of the Company's Sierra On-Line, Inc. ("Sierra") subsidiary ("Subsidiary"). The Executive shall be responsible for overall management of Subsidiary, subject to the reasonable directives of senior management and the Board of Directors of the Company. During the Period of Employment, the Company shall cause the Executive to be (i) elected to the Board of Directors of the Company and to serve as a Vice Chairman of such Board, (ii) appointed to the Office of the President of the Company, and (iii) elected to the Board of Directors of the Company's CUC Software Services, Inc. subsidiary. The Executive shall report to the President of the Company.


                             III
                      TERMS AND DUTIES

     A.   Period of Employment

          The period of the Executive's employment under this Agreement (the "Period of Employment") will commence as of July 24, 1996 and shall continue for a period of thirty-six (36) full calendar months through July 24, 1999, subject to extension or termination as provided in this Agreement.
The period of the Executive's employment may be extended upon the mutual agreement of the Company and the Executive.
     B.   Duties
          During the Period of Employment and except for illness, incapacity or any reasonable vacation periods in any calendar year, the Executive shall devote substantially all of his business time, attention and skill to the business and affairs of the Company and its subsidiaries.
The Executive will not engage in any other business activity that would materially interfere with the performance of the Executive's duties under this Agreement and will perform faithfully and competently the duties which may be assigned to him from time to time by the Company consistent with
Section II of this Agreement. Nothing in this Agreement shall preclude the Executive from devoting time during reasonable periods required for:
          i. Serving as a director or member of a committee or organization involving no actual or potential conflict of interest with the Company;

          ii. Delivering lectures and fulfilling speaking engagements and publishing books and articles;

          iii. Engaging in charitable and community activities;
and

          iv. Investing his personal assets in such form or manner that will not violate this Agreement or require services on the part of the Executive in the operation or affairs of the companies in which those investments are made (except that the Executive may, subject to clause i. above, serve on the board of directors of such companies).

          The activities described in clauses i., ii. and iii.
above will be allowed as long as they do not materially interfere with the performance of the Executive's duties and obligations to the Company.


                              IV
                         COMPENSATION

     A.   Compensation

          For all services rendered by the Executive pursuant to this Agreement during the Period of Employment, including services as an executive, officer, director or committee member of the Company or subsidiary of the Company, the Executive shall be compensated as follows:

          i.   Base Salary

               The Company shall pay the Executive a fixed base salary of $333,000.00 per annum ("Base Salary"), subject to annual increases as the Company deems appropriate, in accordance with the Company's customary procedures regarding the salaries of senior officers. Base Salary shall be payable according to the customary payroll practices of the Company but in no event less frequently than once each month.

          ii.  Annual Incentive Awards

               The Executive will be eligible for discretionary annual incentive compensation awards on the same terms as are applicable to the senior executives of the Company. The
Executive's target bonus shall not be less than his target bonus at Subsidiary as most recently approved by Subsidiary's board of directors and disclosed to the Company prior to the date of this Agreement.
     B.   Additional Benefits
          i. In addition, the Executive will be entitled to participate in all compensation or employee benefit plans or programs and receive all benefits and perquisites for which salaried employees of the Company generally are eligible under any plan or program now or established later by the Company.
The Executive will participate on the same basis as similarly situated senior executives of the Company to the extent permissible under the terms and provisions of such plans or programs, in accordance with program provisions. These include any group hospitalization, health, dental care, life or other insurance, savings, thrift and profit sharing plans, termination pay programs, sick leave plans, travel or accident insurance, disability insurance, and contingent compensation plans, including capital accumulation programs and stock option plans, which the Company may establish. Nothing in this Agreement will preclude the Company from amending or terminating any of the plans or programs applicable to salaried employees or senior executives as long as such amendment or termination is applicable to all salaried employees or senior executives, as the case may be.
          ii. The Executive will be entitled to a minimum of four (4) weeks of paid vacation annually.


                                V
                        BUSINESS EXPENSES

     The Company will reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement. The Executive shall comply with such limitations and reporting requirements with respect to expenses as may be established from time to time and made applicable to similarly situated employees; provided that the Executive may travel first class.


                                 VI
                             DISABILITY

     A.        i.   If the Executive becomes Disabled during the
Period of Employment, the Period of Employment may be terminated at the option of the Executive upon notice of resignation to the Company or at the option of the Company upon notice of termination to the Executive. "Disabled" means a determination by independent competent medical authority that the Executive is unable to perform his duties under this Agreement and in all reasonable medical likelihood such inability will continue for a period in excess of one hundred and eighty (180) days. Unless otherwise agreed by the Executive and the Company, the independent medical authority shall be selected by the Executive and the Company each selecting a board-certified licensed physician and the two physicians selected designating an independent medical authority, whose determination that the Executive is Disabled shall be binding upon the Company and the Executive. In such event, the Company shall continue to pay the Executive until two (2) years after the date on which the Period of Employment otherwise would have expired, had the Executive not so resigned or his employment not been so terminated, sixty percent (60%) of his Base Salary as in effect at the time of the termination, minus the amount of any disability payments the Executive may receive under any long-term disability insurance maintained by the Company but in no event shall the aggregate payments under this sentence exceed two hundred and fifty thousand dollars per annum. Such amount shall be payable as provided in
Section IV.A. hereof. Earned but unpaid Base Salary and earned but unpaid incentive compensation awards will be paid in a lump sum at the time of such termination.
          i. The Company will also continue the benefits and perquisites described in this Agreement for a period of twelve
(12) months subsequent to any such termination.

          ii. In the event of any such termination, all unvested stock options held by the Executive shall be deemed fully vested on the date of such termination and shall remain fully exercisable until the applicable expiration dates contained in the applicable stock option agreements pursuant to which such stock options were granted.

     B. During the period the Executive is receiving payments of either regular compensation or disability insurance described in this Agreement and as long as he is physically and mentally able to do so without undue burden, the Executive will furnish information and assistance to the Company as reasonably requested and from time to time will make himself reasonably available to the Company to undertake assignments consistent with his prior position with the Company and his physical and mental health. If the Company fails to make a payment or provide a benefit required as part of the Agreement, the Executive's obligation to furnish information and assistance will end.


                                VII
                               DEATH

   In the event of the death of the Executive during the Period of Employment, the Period of Employment shall end and the Company's obligation to make payments under this Agreement shall cease as of the date of death, except for earned but unpaid Base Salary and any earned but unpaid incentive compensation awards, which will be paid to the Executive's surviving spouse, estate or personal representative, as applicable, in a lump sum within sixty (60) days after the date of the Executive's death. The Executive's designated beneficiary will be entitled to receive the proceeds of any life or other insurance or other death benefit programs provided in this Agreement. The Company will also continue the benefits and perquisites described in this Agreement for a period of twelve (12) months commencing on the Executive's death. Any stock options held by the Executive will vest and become immediately exercisable upon his death, without regard to the provisions of the agreements under which such options were granted.


                             VIII
       TERMINATION; EFFECT OF TERMINATION OF EMPLOYMENT

      A. The Executive's employment may at any time be terminated by the Company without Cause or for Cause.

     B. If the Executive's employment terminates due to either a Without Cause Termination or a Constructive Discharge (other than as contemplated by Section XI), as defined in this Section below, the Company shall pay the Executive (or his surviving spouse, estate or personal representative, as applicable) his Base Salary as in effect at the time of the termination for a period of twenty-four (24) months following such termination. Such amount shall be payable as provided in Section IV.A hereof. Earned but unpaid Base Salary and earned but unpaid incentive compensation awards will be paid in a lump sum at the time of such termination. The benefits and perquisites described in this Agreement will be continued for twenty-four (24) months. In the event of any such Without Cause Termination or Constructive Discharge, all unvested stock options held by the Executive shall immediately vest and become exercisable in full, notwithstanding anything to the contrary in the stock option agreements under which such options were granted.
     C. If the Executive resigns or the Executive's employment terminates due to a Termination for Cause, as defined in this Section below, earned but unpaid Base Salary and any earned but unpaid incentive compensation will be paid to the Executive in a lump sum within sixty (60) days of such termination. No other payments will be made or benefits or perquisites provided by the Company.

     D. Upon termination of the Executive's employment other than for reasons due to death, disability, or pursuant to Paragraph B of this Section or Section XI, the Period of Employment and the Company's obligation to make payments under this Agreement will cease as of the date of the termination, except as expressly provided in this Agreement.

     E. For this Agreement, the following terms have the following meanings:

          i. "Termination for Cause" or "terminated for Cause" means termination of the Executive's employment by the Company by written notice to the Executive specifying the event relied upon for such termination, due to the Executive's material breach of any of his duties or covenants under this Agreement or his serious, willful misconduct with respect to the Company or any of its affiliates (including but not limited to conviction for a felony or perpetration of a common law fraud) which, in any such case, if curable, is not cured within thirty (30) days after written notice thereof to the Executive.

          ii. "Constructive Discharge" means termination of the Executive's employment by the Executive due to a failure of the Company to fulfill any of its material obligations under this Agreement in any material respect (including without limitation any reduction of the Executive's Base Salary as the same may be increased during the Employment Term (other than reductions applicable to all senior executives of the Company) or other material change by the Company in the functions, duties or responsibilities of the Executive's position which materially diminishes the ranking, scope and importance of the Executive's position); or any relocation of the Executive outside of the Seattle area. Without limiting the generality of the foregoing, "Constructive Discharge" shall not include the consolidation of one or more functions pertaining to Larry's business (other than software design and development) into other Company affiliates. The Executive will provide the Company a written notice which describes the circumstances being relied on for the termination with respect to this Agreement within one hundred twenty (120) days after the event giving rise to the notice. The Company will have thirty (30) days after receipt of such notice to remedy the situation prior to the termination for Constructive Discharge.

          iii. "Without Cause Termination" or "terminated Without Cause" means termination of the Executive's employment by the Company other than due to death, disability, expiration of the Period of Employment or Termination for Cause.


                               IX
                  OTHER DUTIES OF THE EXECUTIVE
            DURING AND AFTER THE PERIOD OF EMPLOYMENT

     A. The Executive will with reasonable notice during or after the Period of Employment furnish information as may be in his possession and fully cooperate with the Company and its affiliates as may be requested in connection with any claims or legal action in which the Company or any of its affiliates is or may become a party.

     B. Simultaneously with the execution and delivery of this Agreement, the Executive and the Company are entering into a Non Competition Agreement. The Executive agrees to comply with the provisions of such agreement during the Period of Employment.

     C. During and after the Period of Employment, the Executive will disclose to the Company all ideas, inventions and business plans developed by him during the Period of Employment which relate directly to the Company's business or to the business of any of its subsidiaries or affiliates, including, but not limited to, any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that such will be the property of the Company and that, at the Company's reasonable request and cost, he will do whatever is reasonably necessary to secure the rights thereto to the Company, by patent, copyright or otherwise. All records, memoranda and similar items relating to the business of the Company or its affiliates, whether made by the Executive or otherwise coming into his possession, are confidential and will remain the property of the Company or its affiliates.

     D. The Executive hereby acknowledges that damages at law may be an insufficient remedy to the Company if the Executive violates the terms of this Agreement and that the Company shall be entitled, upon making the requisite showing, to preliminary and/or permanent injunctive relief in any court of competent jurisdiction to restrain the breach of or otherwise to specifically enforce any of the covenants contained in this Agreement without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies the Company may have. Without limiting the generality of the foregoing, neither party shall oppose any motion the other party may make for any expedited discovery or hearing in connection with any alleged breach of this Section IX.

     E.   The period of time during which the provisions of this
Section IX shall be in effect shall be extended by the length of time during which the Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company's application for injunctive relief.

     F. The Executive agrees that the restrictions contained in this Section IX are an essential element of the compensation the Executive is granted hereunder and but for the Executive's agreement to comply with such restrictions, the Company would not have entered into this Agreement.


                                X
                   INDEMNIFICATION; LITIGATION

     A. The Company will indemnify the Executive to the fullest extent permitted by the laws of the state of the Company's incorporation in effect at that time, or certificate of incorporation and by-laws of the Company, whichever affords the greater protection to the Executive. The Executive will be entitled to any insurance policies the Company may elect to maintain generally for the benefit of its officers and directors, including without limitation the insurance policies the Company agreed to maintain pursuant to the Agreement and Plan of Merger dated as of February 19, 1996 among the Company, Sierra and Larry Acquisition Corp. (the "Merger Agreement"), against all costs, charges and expenses incurred in connection with any action, suit or proceeding to which he may be made a party by reason of being a director or officer of the Company. This Section shall not limit the obligations of the Company under the Merger Agreement with respect to indemnification and insurance.

     B. In the event of any litigation or other proceeding between the Company and the Executive with respect to the subject matter of this Agreement, the Company shall reimburse the Executive for all costs and expenses related to the litigation or proceeding including attorney's fees and expenses, providing that the litigation or proceeding results in either settlement requiring the Company to make a payment to the Executive or judgment in whole or in part in favor of the Executive.


                              XI
                       CHANGE IN CONTROL

     A. In the event there is a Change in Control of the ownership of the Company and the Executive resigns or the Executive's employment is terminated Without Cause or the Executive's employment terminates due to a Constructive Discharge, in any such case within two (2) years after such Change of Control, the Company shall pay to the Executive (or his surviving spouse, estate or personal representative, as applicable) his Base Salary as in effect at the time of such termination of employment for a period of two (2) years following such termination. In addition, in such event earned but unpaid Base Salary and any earned but unpaid incentive compensation awards will be paid to the Executive (or his surviving spouse, estate or personal representative, as applicable) in a lump sum at the time of such termination. In such event, any unvested stock options held by the Executive shall vest immediately and become exercisable in full, notwithstanding the terms of the stock option agreements under which such options were granted. The benefits and perquisites described in this Agreement will also be continued for two (2) years from the effective date of termination of employment.
The Executive shall not be entitled to receive any duplicative payments as a result of the implementation of the provisions of this Section XI.

     B. The Executive shall not be required to mitigate the amount of any payment provided for after a Change in Control by seeking other employment or otherwise, nor shall the amount of any such payment be reduced by any compensation earned by the Executive as the result of employment by another employer after the date the Executive's employment hereunder terminates.

     C.   A "Change in Control" shall be deemed to have occurred if
(i) a tender offer shall be made and consummated for the ownership of 51% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged with or into or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934, as amended) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly-owned subsidiary, (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, as amended, shall acquire 51% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) or (v) any other event shall take place that a majority of the Board of Directors of the Company, in its sole discretion, shall determine constitutes a "Change in Control" for the purposes hereof. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities
Exchange Act of 1934, as amended.
                               XII
                        WITHHOLDING TAXES

     The Company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation.
                              XIII
                   EFFECT OF PRIOR AGREEMENTS

     This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter hereof and supersedes any prior employment agreement between the Company and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided and not expressly provided in this Agreement.


                               XIV
             CONSOLIDATION, MERGER OR SALE OF ASSETS

     Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or sale of assets, the term "the Company" will mean the other corporation and this Agreement shall continue in full force and effect.


                               XV
                          MODIFICATION

     This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.
                               XVI
                   GOVERNING LAW; CONSTRUCTION

   This Agreement has been executed and delivered in the State of Connecticut and its validity, interpretation, performance and enforcement shall be governed by the internal laws of that state.


                              XVII
                           ARBITRATION

     A. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement (other than with respect to the matters covered by Section IX for which the Company may, but shall not be required to, seek injunctive relief) shall be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party who is aggrieved shall deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may be submitted to arbitration in New York, New York or Seattle, Washington, whichever the complaining party chooses, to Jams/Endispute, before a single arbitrator appointed in accordance with the arbitration rules of Jams/Endispute, modified only as herein expressly provided. After the aforesaid twenty (20) days, either party, upon ten (10) days notice to the other, may so submit the points in dispute to arbitration. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.
     B. The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof.

     C. Except as otherwise provided in this Agreement, the arbitrator will be authorized to apportion its fees and expenses and the reasonable attorneys fees and expenses of any such party as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator will be borne equally by each party, and each party will bear the fees and expenses of its own attorney.

     D. The parties agree that this Section has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this Section shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.


                               XVIII
                             SURVIVAL

    Sections VI, VII, VIII, IX, X, XI, XVI, XVII and XIX shall continue in full force in accordance with their respective terms notwithstanding any termination of the Period of Employment.
                              XIX
                         SEPARABILITY

     All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.
    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                   CUC INTERNATIONAL INC.
                              By:___________________________
                                   E. Kirk Shelton
                                   President


                                  ___________________________
                                   Kenneth A. Williams